UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20599

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

During our 2006 year end closing process, the Company determined that previous actuarial assumptions and calculations associated with the death benefit, mortality and discount rates used in the actuarial valuation for the unfunded Supplemental Retirement Income Plan (“the Plan”) were not correct. Management discussed the above issues with the Company’s Audit Committee who, in turn, discussed the above matters with Ernst & Young LLP. Pursuant to a meeting with the Audit Committee, Management concluded on February 6, 2007, that restatements of the Company’s Consolidated Balance Sheet as of November 26, 2005 and the Consolidated Statements of Stockholders’ Equity for the years ended November 26, 2005 and November 27, 2004 were necessary. As the effects of this adjustment on the net plan expense were not material for fiscal 2006, 2005 and 2004, the Company did not restate the Consolidated Statements of Income for such periods. The Audit Committee has agreed with management’s conclusion relative to the restatements. The effects of this restatement will be included in the fiscal 2006 Annual Report on Form 10-K to be filed by February 23, 2007.

Even though we believe the errors related to the actuarial calculations predate 2004, as specified by Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3”, the Company has treated the effects of correcting the errors as a prior period adjustment as of November 30, 2003, the first day of the fiscal year ended November 27, 2004. The cumulative effect of the restatement adjustments increased post employment benefit obligations by $5,278, increased deferred tax assets by $2,111 and decreased retained earnings by $3,167 as of the end of fiscal 2003 and 2004. The cumulative effects of the restatement adjustments as of November 26, 2005 were as follows:

Increase (Decrease)
Post employment benefit obligations	$5,418
Other accrued liabilities	$231
Deferred tax assets	2,111
Retained earnings	(3,167)
Other long-term assets	140

As a result, the balance sheets and statements of stockholders’ equity issued or released by the Company for fiscal 2006, 2005 and 2004 should not be relied upon, except for the fiscal 2006 earnings press release issued January 19, 2007, as filed on Form 8-K on January 23, 2007.

Certain of the statements in this Form 8-K, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” “aimed,” or similar expressions, or those relating to or anticipating financial results for prior, current or future periods constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the Company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, the Company cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect the Company and could cause those results to differ materially from those expressed in the forward looking statements: economic, competitive, governmental and other factors identified in the Company’s filings with the Securities and Exchange Commission, and the effects of national and global economic or other conditions and future events on the retail demand for home furnishings.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: February 12, 2007	By:	/s/ Barry C. Safrit
Barry C. Safrit
	Title:	Senior Vice President and Chief Financial Officer